Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-185073) of BSB Bancorp, Inc. of our reports dated March 14, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in Part II, Item 8 of this Form 10-K.

/s/SHATSWELL, MacLEOD & COMPANY, P.C.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts

March 14, 2013